     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                   THE SOURCE INFORMATION MANAGEMENT COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   MISSOURI                                         43-1710906
         (STATE OR OTHER JURISDICTION                             (IRS EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

               11644 LILBURN PARK ROAD, ST. LOUIS, MISSOURI 63146
                                 (314) 995-9040
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                      ------------------------------------

                                W. BRIAN RODGERS
                     SECRETARY AND CHIEF FINANCIAL OFFICER
                   THE SOURCE INFORMATION MANAGEMENT COMPANY
               11644 LILBURN PARK ROAD, ST. LOUIS, MISSOURI 63146
                                 (314) 995-9040
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                      ------------------------------------

                                 WITH COPY TO:

                           JOHN L. GILLIS, JR., ESQ.
                             ARMSTRONG TEASDALE LLP
                      ONE METROPOLITAN SQUARE, SUITE 2600
                         ST. LOUIS, MISSOURI 63102-2740
                                 (314) 621-5070
                      ------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
---------
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

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                                          NUMBER OF             PROPOSED               PROPOSED
                                        SHARES TO BE        MAXIMUM OFFERING      MAXIMUM AGGREGATE       AMOUNT OF
 TITLE OF SHARES TO BE REGISTERED        REGISTERED        PRICE PER SHARE(1)     OFFERING PRICE(1)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
  share............................        200,000               $14.50             $2,900,000.00          $807.00
-----------------------------------------------------------------------------------------------------------------------
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

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
                      ------------------------------------
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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--------------------------------------------------------------------------------

     The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION

                                 JULY 23, 1999

                                 200,000 SHARES

                   THE SOURCE INFORMATION MANAGEMENT COMPANY

                                  COMMON STOCK

The selling stockholder named in this prospectus under "Principal and Selling Stockholders" is offering up to 200,000 shares of common stock with this prospectus. The selling stockholder has the right to acquire the shares from The Source upon exercise of a Warrant at a purchase price of $4.80 per share. The Warrant expires on October 7, 2000. The Source will not receive any proceeds from the sale of shares by the selling stockholder.

The selling stockholder may offer the shares of common stock through public or private transactions, on the Nasdaq National Market at prevailing market prices, or at privately negotiated prices. The Source will pay all costs and expenses incurred in connection with the registration of the resale of the shares of common stock under the Securities Act. The selling stockholder will pay the costs associated with any sales of the shares of common stock, including any discounts, commissions and applicable transfer taxes.

Our common stock is listed on the Nasdaq National Market under the symbol "SORC." On July 20, 1999, the last reported sale price of the common stock on the Nasdaq was $14.50 per share.

INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

                The date of this prospectus is           , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................       3
Risk Factors................................................       6
Forward-Looking Statements..................................      10
Use of Proceeds.............................................      10
Selling Stockholder.........................................      10
Plan of Distribution........................................      11
Legal Matters...............................................      12
Experts.....................................................      12
Where You Can Find More Information.........................      13

                      ------------------------------------

     As used in this prospectus, the terms "we," "us," "our" and "The Source" mean The Source Information Management Company and its subsidiaries (unless the context indicates a different meaning) and the term "common stock" means our common stock, $0.01 par value per share. References to "U.S. Marketing" mean U.S. Marketing Services, Inc. and its affiliates, Brand Marketing Corporation, TCE Corporation and The Vail Companies, which we acquired in January 1999. References to "MYCO" mean MYCO, Inc. and RY, Inc., which we acquired in February 1999.

     Our principal executive offices are located at 11644 Lilburn Park Road, St. Louis, Missouri 63146. Our telephone number is (314) 995-9040.

     In October 1997, we effected a 1-for-1.21 reverse stock split. All common share and per share numbers in this prospectus have been restated to reflect the split.

     Our fiscal year begins on February 1st and ends on January 31st. For example, fiscal 1999 began on February 1, 1998 and ended on January 31, 1999.

     Information stated on a pro forma basis incorporated by reference in this prospectus includes the results of operations of U.S. Marketing and MYCO as if the acquisitions had been consummated February 1, 1997.

                               PROSPECTUS SUMMARY

     This summary highlights information contained in other parts of this prospectus. It is not complete and may not contain all of the information that you should consider before investing in the shares. You should read the entire prospectus carefully.

                                  THE COMPANY

     We are a leading provider of information and management services for retail magazine sales to U.S. and Canadian retailers and magazine publishers. We are also a leading manufacturer of display racks used by retailers at checkout counters.

     Through our information services, we provide sales figures and product placement and other related information in various formats, including print, CD-ROM and over the Internet. This information helps users to formulate marketing, distribution and advertising plans and to react more quickly to changing market conditions. Our information services cover approximately 7,000 magazine titles and are provided to over 1,000 retail chains with approximately 100,000 stores and 500,000 checkout counters. We believe we maintain the most comprehensive and up to date information database available for retail magazine sales and magazine placement at checkout counters. We have expanded upon our experience with retail magazine sales to provide similar information and services to confectioners and vendors of general merchandise sold at checkout counters.

     Through our management services, we help retailers to increase sales and incentive payment revenues by reconfiguring and designing front-end display racks, supervising fixture installation, selecting products and negotiating, billing and collecting incentive payments from vendors. Historically, as part of our services, we arranged for the manufacture of display racks for many of our customers. Since January 1999, we acquired four display rack manufacturers. Manufacturing display racks in our own facilities allows us to be a full-service provider of management services for the checkout area, or "front-end," of a customer's store. We also can integrate the design and manufacturing processes with our clients' merchandising strategies and better manage the timing of display rack delivery.

     We believe that we are well positioned to use our existing relationships with retailers and vendors to cross-sell our information and management services and display rack manufacturing capability.

     Industry Overview. A substantial portion of the products sold in retail stores are bought on impulse. It is therefore important to vendors that their products be on prominent display in those areas of a store where they will be seen by the largest number of shoppers. There are usually two such areas in a store. One is a dedicated area called a mainline display; the other is the checkout area which is sometimes referred to as the "front-end." Products suited to front-end display include magazines, confections and certain general merchandise such as razor blades, film and batteries.

     Vendors of front-end products compete for favorable spaces on display racks, which we refer to as "pockets." Some vendors make incentive payments to retailers for favorable pocket locations. These payments may include up-front fees to have display racks configured to provide for a vendor's desired pocket placement, recurring pocket rental fees based on the size and location of a product's pocket or rebate payments based on a product's sales volume.

     Timely delivery of information about retailer activity at the front-end, including timing of reconfigurations, changes in display position or the discontinuance of a vendor's products, is important to front-end vendors. Timely delivery of information about price changes, special promotions, new product introductions and other vendor plans is important to retailers. We believe that there is an increasing demand on the part of front-end vendors for more frequent and detailed information on sales and other front-end activity.

     Services.  We currently provide the following services:

- In our CLAIM SUBMISSION PROGRAM, we assist U.S. and Canadian retailers to accurately monitor, document, claim and collect incentive payments and pocket rental fees from magazine publishers. As part of this service, we prepare claim forms and submit them for payment, charging the retailer a negotiated percentage of the amount collected.

- As an extension of our Claim Submission Program, we have established our ADVANCE PAY PROGRAM. Under this program, we pay to participating retailers a negotiated fixed percentage of the total quarterly incentive and pocket rental payments otherwise due the retailer. Generally, these payments are made before we are paid by the publishers.

- Through our Periodical Information Network (PIN), we market our database of magazine-related industry information that we gathered through our Claim Submission Program to magazine publishers. This information assists them in formulating their publishing and distribution strategies. We believe that PIN is the most extensive database available for single copy retail magazine sales information.

- We have developed our Interactive Communications Network (ICN) website in response to the business communications opportunities presented by the Internet. ICN enables magazine publishers to access information regarding pricing, new titles, discontinued titles and display rack configuration changes on a chain-by-chain basis. Publishers also can use ICN to promote special incentives and advertise new publications and upcoming covers. Retailers can use ICN to order new magazine titles and take advantage of promotions by publishers. They also can download constantly changing information regarding prices, new titles and the resulting changes to Uniform Product Codes. We intend to adapt ICN for confections and general merchandise. We receive annual fees from each publisher that subscribes to ICN. We also receive fees from publishers for advertising, promotions and special programs on ICN.

- Through FRONT-END MANAGEMENT, we help retailers to increase sales and incentive payment revenues by reconfiguring and designing front-end display racks, supervising fixture installation, selecting products, negotiating, billing and collecting incentive payments from vendors.

- Through FRONT-END AND POINT-OF-PURCHASE DISPLAY RACK MANUFACTURING, we design, manufacture and deliver custom front-end and point-of-purchase displays for both retail store chains and product manufacturers. We believe that manufacturing display racks strengthens our ability to provide front-end management services, and increases our access to information about magazines and other products from retail checkout areas, which enhances our ability to provide PIN and ICN.

                                  OUR STRATEGY

     Our objective is to strengthen our position as the leading provider of sales figures and product placement and other related information for magazines sold in retail stores. We also seek to become the leading provider of similar information for confections and general merchandise sold at checkout counters, as well as of other front-end services to retailers and vendors that help to increase sales from the retail checkout area. Our strategies for achieving our objectives include the following:

     - Developing the capability to provide magazine sale information more frequently and on a store-by-store basis;

     - Increasing the amount of information we collect with respect to magazines and other front-end products, including confections, razor blades, film and batteries;

     -  Expanding Internet distribution and data;

     -  Expanding our Advance Pay Program;

     -  Expanding and cross-selling our display rack manufacturing business; and

     -  Pursuing strategic acquisitions.

                                  THE OFFERING

Shares offered by the selling stockholder............  200,000 shares
Shares outstanding after the offering................  16,868,279 shares(1)
Use of proceeds......................................  We will not receive any proceeds from the sale of shares by the selling stockholder.
Nasdaq National Market symbol........................  SORC

---------------

(1) Does not include (i) 1,746,205 shares reserved for issuance under our existing stock option plans, (ii) 753,750 shares subject to outstanding warrants and (iii) 635,547 shares which may be issued as additional consideration for our recent acquisitions, as determined on July 13, 1999.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in the shares.

WE DEPEND ON THE MARKETING AND DISTRIBUTION STRATEGIES OF PUBLISHERS

     We derive a significant portion of our revenues from our magazine claims submission program and our Advance Pay Program. Magazine publishers are not under long-term contractual obligations to provide incentive programs. In addition, some magazine publishers have distributed selected titles at discounted prices instead of providing incentive payments. Although we do not believe that any significant magazine publishers are doing so now, they may do so in the future. In addition, magazine publishers may otherwise discontinue or significantly modify their incentive programs. If any of the foregoing were to occur, it could materially harm our business, financial condition and future results.

WE RELY ON ACCESS TO RETAIL STORE INFORMATION

     Our PIN and ICN programs depend on our access to retail store information, particularly from the checkout area. If our access to information were reduced, the usefulness of PIN, ICN and our future information programs could be diminished. Among other reasons, our access to information could be reduced if publishers discontinue or modify their incentive payment programs. If our access to information were reduced, it could materially harm our business, financial condition and future results.

WE FACE RISKS ASSOCIATED WITH OUR ADVANCE PAY PROGRAM

     Recent increases in our revenue and profitability have been due in part to our Advance Pay Program. Under the Advance Pay Program, we usually assume the risk otherwise borne by the retailer client that vendors will refuse or be unable to pay incentive payments. Based on our experience with magazine incentive payment claims, we maintain a reserve of 2% of all claims submitted to cover these occurrences. These reserves may be inadequate. Furthermore, we finance our Advance Pay Program in part through borrowings under our credit facility. The availability of funds under our credit facility is, among other things, conditioned on the maintenance of certain financial ratios. There can be no assurance that we will be able to satisfy these conditions or that we otherwise will be able to borrow sufficient funds under our credit facility. If our reserve is inadequate or we are unable to finance our Advance Pay Program, our business, financial condition and future results could be materially harmed.

OUR GROWTH STRATEGY PRESENTS RISKS

     An important part of our growth strategy is to substantially increase our revenues from information based services, particularly ICN, and from front-end management services. Although these categories of services use both the expertise that we have gained from providing other services and our relationships with retailers and vendors, we may not be able to successfully continue to implement these parts of our growth strategy. Factors which could limit our ability to increase our revenues from these services include, among others, insufficient demand from retailers and vendors and competition. If we fail to implement these or other portions of our growth strategy, it could materially harm our business and future results.

     Additionally, an important part of our growth strategy is to provide U.S. and Canadian magazine sales information more frequently and on a store-by-store basis. Currently, we are able to obtain weekly store-by-store data only in Canada. There can be no assurance that we will be able to obtain such specific information for additional stores or that the information that we currently are able to obtain will be available to us in the future. If we are unable to obtain such magazine sales information, more frequently and on a store-by-store basis, it could materially harm our business and future results.

WE MAY EXPERIENCE INCREASED COMPETITION

     We face significant competition for many of our services. For example, we have a substantial number of direct competitors for our claims submission program, all of which are closely-held private companies. We also compete with five other manufacturers for our front-end display rack manufacturing business. There also are a substan-tial number of competitors for our point-of-purchase rack business, many of which are national in scope. Any of these competitors could also compete for our front-end display rack business.

     In addition, some of our information and management services may be performed directly by our retailer customers or by vendors, distributors or other information service providers. Other organizations, including ACNielsen, Information Resources and Audit Bureau of Circulations, also collect sales data from retail stores. While none of these organizations currently compete with us, any one of them could do so. If any of them were to compete with us, given their experience in collecting information and their industry reputation, they could be a formidable competitor.

     Our competitors also may introduce services that are perceived by our clients to be more attractive than those we provide. In addition, many of our current and possible competitors have substantially greater financial resources than we do.

     Competitive pressures may result in a decrease in the number of clients we serve and a decrease in our revenues. Either of these could materially harm our business, financial condition and future results.

WE FACE RISKS RELATED TO ACQUISITIONS

     Making additional strategic acquisitions is a part of our strategy. Our ability to make acquisitions will depend upon our identifying attractive acquisition candidates and, if necessary, obtaining financing on satisfactory terms. Acquisitions, including those that we have already made, can present a number of challenges. These include the following:

     -  potential distraction to management;

     - integrating the acquired business's financial, computer, payroll and other systems into our own;

     - implementing additional controls and information systems appropriate to a growing company;

     -  unanticipated liabilities or contingencies from the acquired company;
        and

     - reduced earnings due to increased goodwill amortization, increased interest costs and costs related to integration.

     Furthermore, we may pay for acquisitions using our common stock, which would dilute our stockholders' ownership interests.

     If we are unsuccessful in meeting the challenges arising out of our acquisitions, our business, financial condition and future results could be materially harmed.

WE MAY FACE RISKS IN CONNECTION WITH OUR NEWLY-ACQUIRED MANUFACTURING OPERATIONS

     We have recently acquired four display rack manufacturers. We have no prior experience in operating manufacturing facilities and therefore must rely on the experience and management abilities of their management teams and recently hired employees to oversee these operations. If we are not able to successfully integrate these facilities into our operations or operate these facilities profitably, it could result in material harm to our business, financial condition and future results.

WE HAVE A CONCENTRATED CLIENT BASE

     During fiscal 1999, three customers accounted for approximately 38% of revenues. One of these customers, Food Lion, Inc., accounted for approximately 27% of revenues. Substantially all of our services are performed under short-term contracts, thus permitting our clients to obtain services from other providers without further obligation to us. If we experience a significant reduction in business from our clients it may result in material harm to our business, financial condition and future results.

WE DEPEND ON KEY PERSONNEL

     We depend upon the services of our senior management team, the loss of certain members of which could adversely affect our business and the implementation of our growth strategy. This in turn could materially harm our financial condition and future results. Although we have employment agreements with certain of our senior officers, the services of these individuals or other members of our operating or senior management may not continue to be available us.

WE FACE RISKS ASSOCIATED WITH THE INTERNET

     Our ICN service involves the transmission of information over the Internet. Our ability to provide this service therefore depends in part on the reliability of Internet service providers, which from time to time have operational problems and experience service outages. In addition, ICN may be vulnerable to unauthorized access, computer viruses and other disruptive problems, including security breaches by computer hackers, despite our implementation of security measures. Furthermore, the widespread commercial use of the Internet is a relatively new development and critical issues regarding the stability of the Internet's infrastructure remain unresolved. The rapid rise in the number of Internet users continue to place increasing strains on the Internet's communication and transmission infrastructures. Over time, this could lead to significant reductions in transmission speeds and reliability of the Internet, which could reduce Internet usage by businesses. Any of the foregoing could impair customer satisfaction with ICN, which could lead to a loss of customers for this service.

WE HAVE LIMITED PROTECTION OF OUR PROPRIETARY TECHNOLOGY

     We rely on a combination of copyright, trade secret and trademark laws to protect our proprietary rights. We are also in the process of seeking patent protection for aspects of our ICN, PIN and SourcePro innovations. Existing copyright laws afford only limited protection. In addition, we may not be successful in obtaining the patent protection we seek. If we do achieve patent protection, the patents may not be broad enough to provide meaningful protection to our services. Also, it may be possible for third parties to copy our services or to reverse engineer or otherwise obtain and use information that we regard as proprietary. If third parties are able to use information that we regard as proprietary, our business, financial condition and future results could suffer material harm.

WE FACE RISKS CONCERNING YEAR 2000 ISSUES

     Many of the services we provide are dependent on computer technology, especially those that are information-based. Because we depend on information from vendors and retailers in order to provide our information-based services such as PIN and ICN, we also are dependent upon the information technology systems of these parties, as well as those of distributors. We are also dependent upon infrastructure providers (such as electricity and telecommunications providers) being Year 2000 compliant, since, among other things, we cannot transfer and receive information unless their systems are functional. We believe that our greatest risk due to internal or external sources not being Year 2000 compliant would be our inability to meet client deadlines, perhaps for a substantial period of time. However, the actual risk could be greater. In addition, our information collection capabilities could be impaired, which could adversely affect the quality, reliability and timeliness of the information we collect, as well as demand for our information-based services.

     We are in the process of testing all of our systems to determine whether or not they are Year 2000 compliant. Certain of our manufacturing operations are non-compliant. Although we have made inquiries regarding Year 2000 compliance of selected vendors and retailers with whom we have extensive relationships, we are unable to reliably determine whether most vendors, retailers or infrastructure providers are or will be Year 2000 compliant on a timely basis. We currently have no contingency plan in place for Year 2000 issues.

     External or internal Year 2000 compliance issues, may materially harm our business, financial condition and future results. In addition, although we do not expect our Year 2000 compliance costs to be material, they may be.

WE HAVE LIMITATIONS ON A CHANGE OF CONTROL

     Our Articles of Incorporation and By-Laws contain provisions that could reduce the likelihood of a change of control or acquisition of The Source. This could limit your ability to sell your shares at a premium or otherwise affect the price of our common stock. These provisions:

     -  provide for a classified Board of Directors;

     - permit the Board to issue up to 2 million shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of that preferred stock;

     -  permit the Board to issue up to 40 million shares of common stock;

     - permit the Board to increase its own size and fill the resulting vacancies;

     -  limit the removal of directors by the stockholders to removal for cause;

     -  limit the persons who may call special meetings of stockholders; and

     - establish advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

SALES OF OUR SHARES ELIGIBLE FOR FUTURE SALE COULD ADVERSELY AFFECT OUR STOCK PRICE

     The market price of our common stock could drop due to sales of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

     After this offering, 16,868,279 shares of our common stock will be outstanding. Of these shares, the 200,000 shares sold in this offering are expected to be freely tradeable without restrictions under the Securities Act, and 13,628,661 shares will otherwise be eligible for sale in the public market. An additional 3,239,618 shares are "restricted" within the meaning of Rule 144 under the Securities Act of 1933 and may not be sold in the absence of registration under the Securities Act or an exemption therefrom. Of these restricted shares, 2,655,000 have registration rights under certain circumstances. By exercising registration rights, holders of these shares would be able to sell them in the public market. Also, 2,499,935 shares of our common stock are issuable upon the exercise of options and warrants. Although a substantial number of our options and warrants currently are subject to vesting requirements, upon issuance, 1,386,205 of these shares are expected to be eligible for sale in the public market and holders of 200,000 of these shares will have registration rights. The remainder will be restricted securities under Rule 144.

     Certain of our significant stockholders have entered into lock-up agreements pursuant to which they have agreed not to offer or sell any shares of common stock for a period of 180 days from June 30, 1999 without the prior written consent of CIBC World Markets Corp. CIBC World Markets Corp. may, at any time and without notice, waive the terms of these lock-up agreements.

THERE MAY BE VOLATILITY IN OUR STOCK PRICE

     The market price of our common stock has fluctuated significantly. The market price of our common stock could be subject to significant fluctuations in the future based on factors such as announcements of new services, additions or departures of key personnel, quarterly fluctuations in our financial results, changes in analysts' estimates of our financial performance, general conditions in our industry and conditions in the financial markets. In addition, the stock market in general has experienced extreme price and volume fluctuations, and the market price of our common stock could be subject to these fluctuations for reasons unrelated to our operating performance and condition.

                           FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements within the meaning of the federal securities laws. These statements may be found under "Prospectus Summary" and "Risk Factors." Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors, including:

     - Our dependence on the marketing and distribution strategies of publishers and other vendors;

     -  Our ability to access checkout area information;

     - Risks associated with our Advance Pay Program, including problems collecting incentive payments from publishers;

     -  Demand for our display racks;

     -  Our ability to successfully implement our growth strategy;

     -  Competition;

     -  Our ability to effectively manage our expansion; and

     - General economic and business conditions nationally, in our markets and in our industry.

     You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sales of shares by the selling stockholder. We will receive $960,000 from the selling stockholder upon the exercise of the warrants, which we will use for working capital. We will pay all costs and expenses incurred in connection with the registration of the resale of the shares of common stock under the Securities Act. The selling stockholder will pay the costs associated with any sales of the shares of common stock, including any discounts, commissions and applicable transfer taxes.

                              SELLING STOCKHOLDER

     The following table sets forth certain information as of July 13, 1999 regarding the beneficial ownership of common stock by the selling stockholder and as adjusted to give effect to the sale of the shares offered hereby. The shares are being registered to permit public secondary trading of the shares, and the selling stockholder may offer the shares for resale from time to time. The selling stockholder is under no obligation to sell all or any portion of the shares of common stock offered hereby. See "Plan of Distribution."

     All of the shares being offered by the selling stockholder may be acquired from The Source at a gross purchase price per share of $4.80, on or before October 7, 2002 upon exercise of a warrant to purchase shares from The Source. The warrant was issued to the selling stockholder on October 7, 1997 in connection with the selling stockholder's services as an underwriter for a public offering of The Source's common stock in October 1997.

     In the warrant, The Source granted the selling stockholder the right to demand registration of the shares and, in accordance with a demand for registration made by the selling stockholder, The Source has filed with the Securities and Exchange Commission, under the Securities Act of 1933, a Registration Statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares. The Source has agreed to prepare and file such amendments and supplements to the Registration

Statement and this prospectus as may be necessary to keep the Registration Statement effective until the shares are no longer required to be registered for the sale thereof by the selling stockholder.

                                             BENEFICIAL OWNERSHIP               BENEFICIAL OWNERSHIP
                                              PRIOR TO OFFERING     NUMBER OF      AFTER OFFERING
                                             --------------------    SHARES     --------------------
                                              NUMBER                  BEING      NUMBER
SELLING STOCKHOLDER                          OF SHARES    PERCENT    OFFERED    OF SHARES    PERCENT
-------------------                          ---------    -------   ---------   ---------    -------
Donald & Co. Securities, Inc...............  302,850(1)     1.8%     200,000    102,850(1)     0.6%

---------------
(1) The selling stockholder is a broker-dealer which makes a market in The Source's common stock. The number of shares of common stock beneficially owned by the selling stockholders in connection with its market making activities varies on a daily basis. The selling stockholder has the right to purchase an additional 100,000 shares of common stock pursuant to a warrant that The Source issued in June 1998.

     The selling stockholder has not held any position, office or other material relationship with The Source or its affiliates within the past three years, except that the selling stockholder (i) has served as an underwriter in connection with public offerings of The Source's common stock in October 1997, June 1998 and June 1999 and (ii) serves as a financial adviser to The Source at a fee of $3,000 per month under an arrangement which will expire on June 7, 2000.

                              PLAN OF DISTRIBUTION

     The shares of common stock are being offered on behalf of the selling stockholder and The Source will not receive any proceeds from the offering. The shares of common stock may be sold or distributed from time to time by the selling stockholder, or by pledgees, donees or transferees of, or other successors in interest to, the selling stockholder, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agent or may acquire such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be subject to change. The sale of the shares of common stock may be effected in one or more of the following methods: (i) ordinary brokers' transactions, which may include long or short sales; (ii) transactions involving cross or block trades or otherwise on the Nasdaq National Market; (iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus; (iv) "at the market" to or through market makers or into established trading markets, or by the selling stockholder through its own market making activities, including direct sales to purchasers or sales effected through agents; (vi) any combination of the foregoing, or by any other legally available means. In addition, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the position they assume with the selling stockholder. The selling stockholder or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares of common stock, which shares of common stock may be resold thereafter pursuant to this prospectus. There can be no assurance that all or any of the shares of common stock will be issued to, or sold by, the selling stockholder.

     Brokers, dealers, underwriters or agents participating in the sale of the shares of common stock as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation to a particular broker-dealer may be less than or in excess of customary commissions). The selling stockholders and any broker-dealers or other persons who act in connection with the sale of the common stock hereunder may be deemed to be "Underwriters" within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of such shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither The Source nor the selling stockholder can presently estimate the amount of such compensation. The Source knows of no existing arrangements between the selling stockholder and any other stockholders, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

     The selling stockholder and any other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholder or any other such persons. The foregoing may affect the marketability of the common stock.

     The Source will pay substantially all of the expenses incident to the registration, offering and sale of the common stock to the public other than commissions or discounts of underwriters, broker-dealers or agents.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed upon for The Source by Armstrong Teasdale LLP, St. Louis, Missouri.

                                    EXPERTS

     The consolidated financial statements of The Source Information Management Company as of January 31, 1997 and 1998 and for the fiscal years ended January 31, 1997, 1998 and 1999 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP independent certified public accountants, and are incorporated herein in reliance upon such report given upon the authority of said Firm as experts in accounting and auditing.

     The consolidated financial statements of U.S. Marketing Services, Inc. as of December 31, 1998 and for the period from March 25, 1998 through December 31, 1998 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, and are incorporated herein in reliance upon such report given upon the authority of said Firm as experts in accounting and auditing.

     The combined financial statements of Brand Manufacturing Corp. and T.C.E. Corporation as of May 20, 1998 and for the period from January 1, 1998 through May 20, 1998 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, and are incorporated herein in reliance upon such report given upon the authority of said Firm as experts in accounting and auditing.

     The financial statements of Brand Manufacturing Corp. as of December 31, 1997, and for the year ended December 31, 1997 incorporated in this prospectus and Registration Statement of The Source Information Management Company have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements incorporated in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young LLP as experts in auditing and accounting.

     The financial statements of T.C.E. Corporation as of December 31, 1997, and for the year ended December 31, 1997 incorporated in this prospectus and Registration Statement of The Source Information Management Company have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements incorporated in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young LLP as experts in auditing and accounting.

     The combined financial statements of MYCO, Inc. and RY, Inc. as of December 31, 1997 and 1998 and for the years ended December 31, 1997 and 1998 incorporated in this prospectus and Registration Statement of The Source Information Management Company have been audited by Altschuler, Melvoin and Glasser LLP, independent auditors, as set forth in their report on these financial statements incorporated in this prospectus, and are included in reliance upon this report given upon the authority of Altschuler, Melvoin and Glasser LLP as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Source has filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, The Source files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by The Source at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Source's Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at http://www.sec.gov. In addition, reports, proxy statements and other information concerning The Source may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street N.W., Washington, D.C. 20549, on which the common stock is quoted.

     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of The Source, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

     The Securities and Exchange Commission allows The Source to "incorporate by reference" into this prospectus the information The Source files with it, which means that The Source can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information.

     The Source incorporates by reference the documents listed below and any future filing made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     -  Annual Report on Form 10-KSB for the year ended January 31, 1999;

     - Current Reports on Form 8-K filed on March 11, 1999 and on Form 8-K/A filed on March 23, 1999, May 12, 1999, June 10, 1999 and June 25, 1999.

     - The description of our common stock in our Registration Statement on Form S-2 filed with the Commission on April 23, 1999.

     - Amendment to Annual Report on Form 10KSB/A for the year ended January 31, 1999, filed on June 10, 1999.

     -  Quarterly Report on Form 10-Q for the quarter ended April 30, 1999.

You may request a copy of these filings, at no cost, by contacting The Source at:

The Source Information Management Company
11644 Lilburn Park Road
St. Louis, Missouri 63146
Attention: W. Brian Rodgers
Telephone number: (314) 995-9040

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             THE SOURCE INFORMATION
                               MANAGEMENT COMPANY

                                 200,000 SHARES

                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                July      , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Source will pay all costs and expenses incurred in connection with the registration of the resale of the shares of common stock under the Securities Act. The selling stockholder will pay the costs associated with any sales of the shares of common stock, including any discounts, commissions and applicable transfer taxes. The following is an itemized statement of the estimated amounts of all expenses payable by The Source in connection with the registration of the shares of common stock offered hereby:

SEC Registration Fee........................................  $   807
Printing Expenses...........................................    1,000
Legal Fees and Expenses.....................................    3,000
Auditors' Fees and Expenses.................................    2,500
Transfer Agent and Registrar Fees...........................    1,000
Miscellaneous Expenses......................................    2,193
                                                              -------
Total.......................................................  $10,500

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 351.355 of the Missouri General and Business Corporation Law and Article Eight of The Source's Bylaws provide for indemnification of the Registrant's directors, officers and employees in a variety of circumstances, which may include liabilities under the Securities Act. The Registrant also maintains directors' and officers' liability insurance.

     The Source has entered into an indemnification agreement with its directors and certain of its executive officers. The form of indemnity agreement provides that such persons will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding, on account of such person's services as a director or executive officer of The Source or any other company or enterprise in which he is serving at the request of The Source, or as a guarantor of any debt of The Source. To the extent the indemnification provided under the agreement exceeds that permitted by applicable law, indemnification may be unenforceable or may be limited to the extent it is found by a court of competent jurisdiction to be contrary to public policy.

     The Source has procured and intends to maintain a policy of insurance under which the directors and officers of The Source will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
  3.1     Articles of Incorporation(1)
  3.2     Bylaws(1)
  3.3     Amendment to Articles of Incorporation(2)
  3.4     Amendments to Bylaws(2)
  3.5     Amendment to Articles of Incorporation(3)
  3.6     Amendment to Articles of Incorporation(4)
  4.1     Form of Common Stock Certificate(2)
  4.2     Form of Representative's Warrants(2)
  4.3     Form of Privately Issued Warrant(2)
  5.1     Opinion of Armstrong Teasdale LLP*
 23.1     Consent of BDO Seidman, LLP (Source)*
 23.2     Consent of BDO Seidman, LLP (U.S. Marketing)*
 23.3     Consent of BDO Seidman, LLP (Brand and T.C.E.)*
 23.4     Consent of Ernst & Young LLP (Brand)*
 23.5     Consent of Ernst & Young LLP (T.C.E.)*
 23.6     Consent of Altschuler, Melvoin and Glasser LLP*
 23.7     Consent of Armstrong Teasdale LLP (included in Exhibit 5.1)
 24.1     Power of Attorney(5)

---------------

*   Filed herewith.

(1) Incorporated by reference to Registration Statement on Form 10-SB (File no. 0-26238)

(2) Incorporated by reference to Registration Statement on Form SB-2 (File no. 333-32733)

(3) Incorporated by reference to Form 10-KSB for the fiscal year ended January 31, 1996

(4) Incorporated by referenced to Form 10-KSB for the fiscal year ended January 31, 1999

(5) This exhibit is contained on the signature page hereof.

(B) FINANCIAL STATEMENT SCHEDULES.

     None.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             (d)  The undersigned Registrant hereby undertakes that:

             (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the 22nd day of July, 1999.

                                          THE SOURCE INFORMATION
                                          MANAGEMENT COMPANY

                                                 /s/ S. LESLIE FLEGEL
                                          By:
                                          --------------------------------------

                                                      S. Leslie Flegel
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     Each person whose signature appears below constitutes and appoints S. Leslie Flegel and W. Brian Rodgers his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign a Registration Statement pursuant to
Section 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
            /s/ S. LESLIE FLEGEL               Chairman of the Board, Chief Executive    July 22, 1999
---------------------------------------------  Officer and Director (Principal
              S. Leslie Flegel                 Executive Officer)

            /s/ W. BRIAN RODGERS               Assistant Secretary, Chief Financial      July 22, 1999
---------------------------------------------  Officer (Principal Financial Officer and
              W. Brian Rodgers                 Principal Accounting Officer)

           /s/ RICHARD A. JACOBSON             Vice Chairman, Chief Operating Officer    July 22, 1999
---------------------------------------------  and Director
             Richard A. Jacobson

             /s/ WILLIAM H. LEE                Vice Chairman, Chairman of the            July 22, 1999
---------------------------------------------  Executive Committee and Director
               William H. Lee

              /s/ ROBERT ADERS                 Director                                  July 22, 1999
---------------------------------------------
                Robert Aders

                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
           /s/ TIMOTHY A. BRASWELL             Director                                  July 22, 1999
---------------------------------------------
             Timothy A. Braswell

           /s/ HARRY L. FRANC, III             Director                                  July 22, 1999
---------------------------------------------
             Harry L. Franc, III

              /s/ ARON KATZMAN                 Director                                  July 22, 1999
---------------------------------------------
                Aron Katzman

            /s/ RANDALL S. MINIX               Director                                  July 22, 1999
---------------------------------------------
              Randall S. Minix

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER  DESCRIPTION
-------  -----------
   3.1   Articles of Incorporation(1)
   3.2   Bylaws(1)
   3.3   Amendment to Articles of Incorporation(2)
   3.4   Amendments to Bylaws(2)
   3.5   Amendment to Articles of Incorporation(3)
   3.6   Amendment to Articles of Incorporation(4)
   4.1   Form of Common Stock Certificate(2)
   4.2   Form of Representative's Warrants(2)
   4.3   Form of Privately Issued Warrant(2)
   5.1   Opinion of Armstrong Teasdale LLP*
  23.1   Consent of BDO Seidman, LLP (Source)*
  23.2   Consent of BDO Seidman, LLP (U.S. Marketing)*
  23.3   Consent of BDO Seidman, LLP (Brand and T.C.E.)*
  23.4   Consent of Ernst & Young LLP (Brand)*
  23.5   Consent of Ernst & Young LLP (T.C.E.)*
  23.6   Consent of Altschuler, Melvoin and Glasser LLP*
  23.7   Consent of Armstrong Teasdale LLP (included in Exhibit 5.1)
  24.1   Power of Attorney(5)

---------------

* Filed herewith.

(1) Incorporated by reference to Registration Statement on Form 10-SB (File no. 0-26238)

(2) Incorporated by reference to Registration Statement on Form SB-2 (File no. 333-32733)

(3) Incorporated by reference to Form 10-KSB for the fiscal year ended January 31, 1996

(4) Incorporated by referenced to Form 10-KSB for the fiscal year ended January 31, 1999

(5) This exhibit is contained on the signature page hereof.